                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

To Pulitzer Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-75697 and 333-40400 of Pulitzer Inc. on Form S-8 of our reports dated February 12, 2001, appearing in this Annual Report on Form 10-K of Pulitzer Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP


Saint Louis, Missouri
March 20, 2001